Exhibit 99.1

Flotek Industries 10603 W. Sam Houston Pkwy N., Suite 300 Houston, TX 77064 Ph: 713-849-9911 www.flotekind.com

FLOTEK INDUSTRIES, INC. ANNOUNCES CLOSING OF DRILLING TECHNOLOGIES AND PRODUCTION TECHOLOGIES SALES

HOUSTON, MAY 24, 2017 — Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) has closed on the sales of its Drilling Technologies and Production Technologies segments. As previously disclosed, the Drilling Technologies division has been sold to National Oilwell Varco, L.P. (“NOV”) for final consideration of $17 million, subject to normal working capital adjustments.

The Production Technologies segment has been acquired for total consideration of $2.9 million by an undisclosed buyer, as of May 23, 2017. Flotek’s current pro-forma debt is approximately $27 million, reduced from a balance of $49.7 million at first quarter’s end.

John Chisholm, Flotek’s Chairman, President and Chief Executive Officer commented, “We would like to thank our employees, the acquiring Companies, our business partners and all those who worked to arrive at this point in Flotek’s transformation. Our liquidity and cash flow profile have materially improved, allowing financial flexibility to reduce outstanding debt, but also provide Flotek with the ability to execute on growth opportunities. Given ongoing initiatives to further reduce overhead costs and our positioning as a returns-focused and streamlined, chemistry-technology Company, I am confident that we have never been in as strong a position as we are today.”

About Flotek Industries, Inc.

Flotek develops and delivers prescriptive chemistry-based technology, including specialty chemicals, to clients in the energy, consumer industrials and food & beverage industries. Flotek’s inspired chemists draw from the power of bio-derived solvents to deliver solutions that enhance energy production, cleaning products, foods & beverages and fragrances. In the oil and gas sector, Flotek serves major and independent energy producers and oilfield service companies, both domestic and international. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

IR Inquiries, contact:

Matt Marietta

Senior Vice President

Corporate Development, Investor Relations

Flotek Industries

E: MMarietta@flotekind.com

P: (713) 726-5348

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